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                  INVESTMENT ADVISORY CONTRACT


                   ALLIANCE QUASAR FUND, INC.
                   1345 Avenue of the Americas
                    New York, New York 10105


                                                   July 22, 1992



Alliance Capital Management L.P.
1345 Avenue of the Americas
New York, New York 10105


Dear Sirs:

         We herewith confirm our agreement with you as follows:

         1.   We are engaged in the business of investing and

reinvesting our capital in securities of the type and in

accordance with the limitations specified in our Certificate of

Incorporation, By-Laws, Registration Statement filed with the

Securities and Exchange Commission under the Investment Company

Act, and any representation made in our Prospectus, all in such manner and to such extent as may from time to time be authorized by our Board of Directors. We enclose copies of the documents listed above and will from time to time furnish you with any amendments thereof. We will also keep you currently advised as to the make-up of our portfolio of securities.

         2.   (a) We hereby employ you to advise us in respect of

investing and reinvestment of our capital as above specified,

and, without limiting the generality of the foregoing, to provide management and other services specified below.




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              (b) You on your own motion will advise us whenever

in your opinion conditions are such as to make it desirable that a specific security or group of securities be eliminated from the portfolio or added to it. You will also keep us in touch with important developments affecting our portfolio and on your own initiative will furnish us from time to time with such

information as you may believe appropriate for this purpose,

whether concerning the individual companies whose securities are included in our portfolio, or the industries in which they

engage, or the economy generally. Similar information is to be furnished us with reference to securities which you may believe desirable for inclusion in our portfolio. You will also furnish us with such statistical information with respect to the

securities which we may hold or contemplate purchasing as you may believe appropriate or as we reasonably may request. In advising us, you will bear in mind the limitations imposed by our

Certificate of Incorporation and statement of policy included in our Registration Statement under the Investment Company Act and the limitations in the Investment Company Act and of the Internal

Revenue Code in respect of regulated investment companies.

              (c) It is understood that you will from time to

time employ or associate with yourselves such persons as you believe to be particularly fitted to assist you in the execution of this contract, the compensation of such persons to be paid by you. No obligation may be incurred on our behalf in any such




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respect. During the continuance of this agreement you will

provide persons satisfactory to our Board of Directors to serve as our officers. You or your affiliates will also provide

persons, who may be our officers, to render such clerical,

accounting, administrative and other services to us as we may from time to time request of you. Such personnel may be employees of you and your affiliates. We will pay to you or your affiliates the cost of such personnel for rendering such services to us at such us, provided rates as shall from time to time be agreed upon between that all time devoted to the investment or reinvestment of our portfolio securities shall be for your account. Nothing contained herein shall be construed to restrict our right to hire our own employees or to contract for services to be performed by third parties. Furthermore, you or your affiliates (other than

us) shall furnish us without charge with such management

supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the requirements of any regulatory authority to which you may be subject.

         3.   It is further agreed that, except as provided in

paragraph 2(c) hereof, you shall be responsible for the following expenses incurred by us during each year or portion thereof that this agreement is in effect between us: (i) the compensation of any of our directors, officers, and employees who devote less than all of their time to our affairs and who devote part of




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their time to the affairs of you and your affiliates, (ii)

expenses of computing the net asset value of our shares to the extent such computation is required under applicable Federal securities laws, (iii) expenses of office rental, and (iv)

clerical and bookkeeping expenses. We shall be responsible and hereby assume the obligation for payment of all our other

expenses including (a) brokerage and commission expenses, (b)

Federal, State or local taxes, including issue and transfer

taxes, incurred by or levied on us, (c) interest charges on

borrowing, (d) fees and expenses of registering our shares under the appropriate Federal securities laws (other than expenses relative to the initial registration) and of qualifying our

shares under applicable State securities laws, including expenses attendant upon renewing and increasing such registrations and qualifications, (e) expenses of printing and distributing our prospectuses and other reports to stockholders, (f) costs of proxy solicitations, (g) charges and expenses incurred by us in acting as transfer agent and registrar of our shares, (h) charges and expenses of our custodian, (i) compensation of our officers,

directors and employees who do not devote any part of their time to the affairs of you or your affiliates, (j) legal and auditing expenses, (k) payment of all investment advisory fees (including the fees payable to you hereunder), (1) costs of stationery and supplies, (m) and such promotional expenses as may be

contemplated by an effective plan pursuant to Rule 12b-1 under




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the Act; provided, however, that our payment of such promotional expenses shall be in the amounts, and in accordance with the procedures, set forth in such plan.

         4.   We shall expect of you, and you will give us the

benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that you shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be

subject by reason of your reckless disregard of your obligations and duties hereunder.

         5.   In consideration of the foregoing we will pay you a

quarterly fee, payable for the preceding quarter on the first business day of October, January, April and July, of 1/4th of 1%

of the value of our net assets at the close of business on the last business day immediately preceding such payment date;

provided, however, that for the portion of any quarter if this agreement becomes effective after the beginning of such quarter or terminates prior to the end of such quarter, such compensation shall be prorated according to the proportion which such portion of a quarter bears to a full quarter.

              It is agreed that on the first business day of

October you will pay us the amount, if any, by which our ordinary




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operating expenses for the preceding year (except interest and taxes, brokerage and other expenditures which are capitalized in accordance with generally accepted accounting principles, and extraordinary expenses) exceed the limits prescribed by any state in which our shares are qualified for sale. To determine whether payment is due us, the expenses will be annualized on a monthly basis. Payment of your fee will be reduced or postponed if

necessary with any adjustment made at the end of the year.

         6.   This agreement shall become effective on the date

hereof and shall continue in force until September 30, 1992 and thereafter for successive twelve-month periods (computed from each October 1), provided that such continuance is specifically approved at least annually by our Board of Directors (including a majority of our directors who are not parties to this agreement or interested persons, as defined in the Investment Company Act,

of any such party), or by vote of a majority of our outstanding voting securities (as defined in the Investment Company Act).

This agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of our outstanding voting securities (as so defined), or by a vote of a majority of our entire Board of Directors on sixty days' written notice to you,

or by you on sixty days' written notice to us.

         7.   This agreement may not be transferred, assigned,

sold or in any manner hypothecated or pledged and this agreement shall terminate automatically in the event of any such transfer,




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assignment, sale, hypothecation or pledge. The terms "transfer",

"assignment", and "sale" as used in this paragraph shall have the meanings ascribed thereto by governing and any interpretation thereof contained in rules or regulations promulgated by the

Securities and Exchange Commission thereunder.

         8.   (a) Except to the extent necessary to perform your

obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your employees, or any of the Directors of Alliance Capital Management Corporation,

general partner, who may also be a director, officer or employee of ours, or persons otherwise interested persons with respect to us (within the meaning of the Investment Company Act of 1940) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

              (b) You will notify us of any change in the general

partners of your partnership within a reasonable time after such change.

         9.   It is understood that, whether or not we follow the

investment advice and recommendations given by you to us

hereunder, the provisions contained herein concerning your

compensation hereunder shall be binding on you and us.








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              If the foregoing is in accordance with your

understanding, will you kindly so indicate by signing and

returning to us the enclosed copy hereof.

                             Very truly yours,

                             ALLIANCE QUASAR FUND, INC.


                             By /s/ Paul H. Jenkel

                             ______________________

                                 Paul H. Jenkel
                                   President


Accepted: As Of July 22, 1992

Alliance Capital Management L.P.

By Alliance Capital Management Corporation its general partner

By /s/ John D. Carifa
   ______________________

      John D. Carifa
   Executive Vice President






















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